Exhibit 10

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (this “Agreement”) is entered into this 18th day of February, 2005, by and among Pediatric Services of America, Inc., a Delaware corporation (the “Company”), David Nierenberg, The D3 Family Fund, L.P., a Washington State limited partnership (the “D3 Fund”), The D3 Family Retirement Fund, L.P., a Washington State limited partnership, (the “D3 Retirement Fund”), The D3 Children’s Fund, L.P., a Washington State limited partnership (the “D3 Children’s Fund”), The D3 Offshore Fund, L.P., a Bahamas limited partnership (the “D3 Offshore Fund”), The D3 Family Bulldog Fund, L.P., a Washington State limited partnership (the “D3 Bulldog Fund”) and Nierenberg Investment Management Company, a Washington State corporation (“NIMC,” and, collectively, with David Nierenberg, the D3 Fund, the D3 Retirement Fund, the D3 Children’s Fund, the D3 Offshore Fund and the D3 Bulldog Fund, “Purchasers”).

WHEREAS, Purchasers are, in the aggregate, the beneficial owners of 14.9% of the outstanding Common Stock of the Company as of February 7, 2005;

WHEREAS, Purchasers have expressed an interest in acquiring in excess of 15% of the outstanding Common Stock of the Company;

WHEREAS, under the Rights Agreement dated as of September 22, 1998 between the Company and Chasemellon Shareholder Services, LLC n/k/a Mellon Investor Services LLC, (the “Rights Plan”), as amended December 21, 2000 (the “First Amendment”), such ownership would cause Purchasers to be deemed an Acquiring Person as defined in the Rights Plan; and

WHEREAS, the Company and Purchasers agreed to enter into this Agreement as a condition to the Board of Directors of the Company deeming Purchasers a Special Acquiring Person, as defined in the First Amendment, in the event that Purchasers, together with their Affiliates and Associates, as hereinafter defined, acquire 15% or more, but less than 20%, of the outstanding Common Stock of the Company in one or more transactions;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Standstill Agreement. From the date of this Agreement up and until the adjournment of the Company’s 2008 Annual Meeting of Stockholders, the Purchasers, together with their Affiliates and Associates shall not, directly or indirectly, alone or in concert with others:

(a) acquire, offer to acquire or agree to acquire, or announce an intention to acquire or offer to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the “Exchange Act”), and Rule 13d-5 promulgated thereunder or otherwise, or obtain a right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or obtain the right to vote or dispose of or have “Beneficial Ownership” of (as determined pursuant to Section 1(e) of the Rights Plan), including pursuant to any agreement, arrangement or understanding, whether or not in writing, or otherwise, any Common Stock of the Company or any rights to acquire any Common Stock of the Company or any subsidiary thereof in an amount equal to or greater than 20% of the outstanding Common Stock of the Company;

(b) seek election to the Company’s Board of Directors;

(c) nominate, recommend, vote for, solicit proxies for the election of or otherwise support alternative candidates to the Board of Director’s recommended slate of director nominees, or seek the removal of any member of the Board of the Directors of the Company except in the case of a director who has been convicted of a felony; or

(d) except for a request made solely to the Board of Directors of the Company, request, or announce its intention to request, the Company (or its officers, employees or agents) to amend or waive any provision of this Agreement.

In addition to the foregoing prohibitions, Purchasers acknowledge that they are bound by the terms of the Rights Plan and the First Amendment and any future amendments of the Rights Plan. Purchasers shall not, however, be prohibited from consulting with the Board of Directors of the Company with respect to business matters normally discussed between stockholders and the management or board of directors of a publicly-traded company.

2. Restriction on Sales of Shares. For the period of two (2) years from the date upon which Purchasers (together with their Affiliates and Associates) acquire in excess of 15% of the Company’s outstanding Common Stock, sales of such acquired shares in excess of 15% of the Company’s outstanding Common Stock (“Excess Shares”) shall be effected only as set forth in Section 2(a) below, subject to the provisions of Section 2(b) below and all applicable legal restrictions on such sales.

(a) Purchasers may offer, sell, assign, pledge, transfer or dispose of (“Transfer”) in any one day, through open market sales or through privately-negotiated block sales to an arm’s length buyer, an amount of Excess Shares not to exceed two (2) times the average daily reported volume of trading in the Company’s Common Stock (as reported through the automated quotation system of a registered securities association) during the two calendar weeks preceding the date of sale. Any block sales (a block sale being defined as a single sale of 9,000 Excess Shares) must be effected at a price within 10% of the average closing price of the last five (5) trading days as quoted on the Nasdaq National Market (or other regulated quotation service, trading market or national securities exchange upon which the Company’s Common Stock is at such time listed) (the “Average Closing Price”);

(b) Notwithstanding the foregoing, if Purchasers desire to Transfer in excess of 10,000 of their Excess Shares of the Company’s Common Stock in any single trading day (the “Offered Shares”), Purchaser shall notify the Company in writing (which writing may consist of email correspondence to Jim McNeill, or the then-designated CFO of the Company or other person designated by the CFO to receive notices from the Purchaser) of the proposed Transfer (the “Notice”). The Company shall have the right to purchase any or all of the Offered Shares at a price equal to the Average Closing Price. In lieu of or in addition to exercising its right to purchase any or all of the Offered Shares, the Company shall have the right to direct the opportunity to purchase any or all of the Offered Shares to one or more purchasers of the Company’s choosing (the “Additional Purchasers”) at the Average Closing Price.

(i) If the Company and/or the Additional Purchasers, or any one or more thereof, elects to purchase any or all of the Offered Shares, the Company and/or the Additional Purchasers, as appropriate, shall give notice of acceptance in writing (which writing may consist of email correspondence from the CEO or CFO of the Company) to the Purchaser within two (2) working days of the effective date of the Notice, designating who will purchase the Offered Shares, the number of Offered Shares to be purchased by each, and a place, date and time for the closing of the sale and purchase of the Offered Shares, which closing shall occur not more than two (2) working days after the date the notice of acceptance from the Company and/or the Additional Purchasers is duly given.

(ii) In the event the Company and/or the Additional Purchasers elect not to exercise their right of first refusal to purchase any or all of the Offered Shares (whether by notifying the Purchaser of their election not to exercise their right or by failing to notify Purchaser within two (2) working days of the effective date of the Notice), Purchasers shall have the right to sell the Offered Shares pursuant to Section 2(a) above.

(c) In the event the Company takes any action to reduce the number of shares of Common Stock outstanding, the Board of Directors of the Company will provide Purchasers with notice and will negotiate a reasonable time period in which Purchasers can reduce their holdings below 20% or will extend the ceiling to the larger percentage created by such reduction.

(d) In the event Purchasers, having once purchased shares which increase their percentage ownership to a percentage greater than 15% of the Company’s outstanding Common Stock, reduce their percentage ownership to a percentage less than 15%, Purchasers shall not thereafter have the right to beneficially own more than 15% of the Company’s outstanding Common Stock during the term of this Agreement without approval by the Company’s Board of Directors. No such reduction in the percentage ownership to a percentage less than 15% shall modify or rescind the obligations of the Purchasers under Section 1 of this Agreement.

3. Definitions. The following terms will have the following meanings for purposes of this Agreement:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) “Associate” shall mean:

(i) any corporation or organization, or parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities;

(ii) any trust or other estate in which a Person has a beneficial interest of 10 percent or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

(iii) any parent, brother or sister (whether by whole or half blood), ancestor, lineal descendant or spouse of David Nierenberg, or any such relative of such spouse, who receive common shares of the Company through the estate of David Nierenberg or through the distribution by any Purchaser of common shares of the Company whose ownership is attributable to David Nierenberg.

(c) All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Act.

4. Notice. Any communications, notices, requests, instructions or other documents given hereunder shall be given in writing, and delivered by personal delivery, by overnight delivery through a nationally recognized overnight delivery service, by facsimile appropriately directed to the attention of the person designated as the responsible representative or that person’s successor or designee, or by email, to each of the parties at the addresses below or at such other address as the parties may designate in writing. Any communication or notice by personal delivery shall be effective when actually delivered. Any communication or notice delivered by overnight delivery shall be effective one day after deposit with the overnight delivery service. Any communication or notice by facsimile shall be effective when receipt of the transmission is generated by the transmitting machine. Any communication or notice by email shall be effective when sent if acknowledged by return email or with contemporaneous delivery by any of the other means of notice herein.

5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and interpreted, in accordance with the laws of the State of Delaware, U.S.A., without giving effect to any conflicts-of-law principles.

6. Entire Agreement; Amendment; Waiver. This Agreement represents the sole understanding of the parties with respect to the subject matter contained herein, superseding all previous written or oral communications, representations, understandings, arrangements or agreements. No amendment or modification of this Agreement or waiver of the terms and conditions herein shall be binding unless approved in writing by the Company. Any waiver of any provision shall serve as a waiver only as to the particular provision waived on the occasion for which it is waived and shall not serve as a continuing waiver of such provision.

7. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

WITNESS:		Pediatric Services of America, Inc.

By:	/s/ John R. Hamilton III	By:	/s/ Daniel J. Kohl
Name:	John R. Hamilton III		Daniel J. Kohl
President and Chief Executive Officer
Pediatric Services of America, Inc.
310 Technology Parkway
Norcross, Georgia 30092-2929
Email address: dkohl@psakids.com
Email address: jmcneill@psakids.com
Facsimile: (770) 248-8192

WITNESS:		The D3 Family Fund, L.P.

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg, President
Nierenberg Investment Management Company, Inc.
General Partner of The D3 Family Fund, L.P.
19605 NE 8th Street
Camas, Washington 98607

WITNESS:		The D3 Family Retirement Fund, L.P.

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg
David Nierenberg, President
Nierenberg Investment Management Company, Inc.
General Partner of The D3 Family Retirement Fund, L.P.
19605 NE 8th Street
Camas, Washington 98607

WITNESS:		The D3 Children’s Fund, L.P.

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg
David Nierenberg, President
Nierenberg Investment Management Company, Inc.
General Partner of The D3 Children’s Fund, L.P.
19605 NE 8th Street
Camas, Washington 98607

WITNESS:		The D3 Offshore Fund, L.P.

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg
David Nierenberg, President
Nierenberg Investment Management Offshore Company
General Partner of The D3 Offshore Fund, L.P.
c/o Nierenberg Investment Management Company, Inc.
19605 NE 8th Street
Camas, Washington 98607

WITNESS:		The D3 Family Bulldog Fund, L.P.

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg
David Nierenberg, President
Nierenberg Investment Management Company, Inc.
General Partner of The D3 Family Bulldog Fund, L.P.
19605 NE 8th Street
Camas, Washington 98607

WITNESS:		Nierenberg Investment Management Company, Inc.

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg
President
19605 NE 8th Street
Camas, Washington 98607
Email address: david@d3familyfund.com
Facsimile: (360) 604-1811

WITNESS:		David Nierenberg

By:	/s/ Cara Denver	By:	/s/ David Nierenberg
Name:	Cara Denver		David Nierenberg, Individually